As filed with the Securities and Exchange Commission on May 31, 2016.

Registration No.  ____

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
_____________________

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_____________________
MORGAN STANLEY
(Exact name of registrant as specified in its charter)
Delaware	36-3145972
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)
1585 Broadway
New York, NY 10036
(Address of principal executive offices, including zip code)

Morgan Stanley 2007 Equity Incentive Compensation Plan
(Full title of the plan)

Martin M. Cohen, Esq.
Corporate Secretary
Morgan Stanley
1585 Broadway
New York, New York 10036
(212) 761-4000
 (Name, address and telephone number of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.01 per share under the Morgan Stanley 2007 Equity Incentive Compensation Plan	20,000,000	$26.77	$535,400,000	$53,914.78

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement on Form S-8 (this “Registration Statement”) also covers an indeterminate amount of additional shares of Common Stock, par value $0.01 per share (the “Common Stock”) of Morgan Stanley (the “Registrant”) that may be offered or delivered under the Morgan Stanley 2007 Equity Incentive Compensation Plan to prevent dilution resulting from any stock dividend, stock split, recapitalization or other similar transaction.  No additional registration fee is included for these shares.

(2)
Estimated pursuant to Rule 457(h) under the Securities Act solely for purposes of calculating the amount of the registration fee based upon the average of the high and low prices reported for the shares of Common Stock on the New York Stock Exchange on May 23, 2016.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.*

Item 2.	Registrant Information and Employee Plan Annual Information.*

*
Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the “Note” to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed with the Securities and Exchange Commission (the “Commission”) are incorporated as of their respective dates in this Registration Statement by reference:

(a) the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2015 (the “Form 10-K”);

(b) the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2016;

(c) the Registrant’s Current Reports on Form 8-K dated January 6, 2016, January 19, 2016, January 22, 2016, February 25, 2016, April 18, 2016 and May 17, 2016; and

(d) the description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 10 filed with the Commission pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on January 15, 1993, as amended by the description contained in the Registrant’s Forms 8 dated February 11, February 21 and February 22, 1993.

In addition, all documents that the Registrant files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all of the Common Stock offered hereby has been sold, or which deregisters all Common Stock then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not Applicable.

Item 5.	Interests of Named Experts and Counsel.

Not Applicable.

Item 6.	Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of Delaware, as amended, provides that under certain circumstances a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than a derivative action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.

Article VIII of the Amended and Restated Certificate of Incorporation of the Registrant (“Certificate of Incorporation”) and Section 6.07 of the Amended and Restated Bylaws of the Registrant (“Bylaws”), each as amended to date, provide for the indemnification of the Registrant’s directors and officers.  The Certificate of Incorporation provides that each person who is or was a director or officer of the Registrant shall be indemnified by the Registrant to the fullest extent permitted from time to time by applicable law.  In addition, the Bylaws provide that each person who was or is made a party or is threatened to be made a party to or is involved in any manner in any threatened, pending or completed claim, action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director or officer of the Registrant or a director or elected officer of a corporation, trust, limited liability company or other non−corporate business enterprise a majority of the capital stock (other than directors’ qualifying shares) of which is owned directly or indirectly by the Registrant (a “Subsidiary”), shall be indemnified and held harmless by the Registrant to the fullest extent permitted by applicable law.  The right to indemnification under the Bylaws includes the right to be paid the expenses incurred by such person in defending any such proceeding in advance of its final disposition upon receipt (unless the Registrant upon authorization of the Board of Directors waives such requirement to the extent permitted by applicable law) of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Registrant.

The Registrant’s Bylaws also provide that the Registrant may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to be paid by the Registrant for the expenses incurred in defending any proceeding in advance of its final disposition, to any person who is or was an employee or agent (other than a director or officer) of the Registrant or a Subsidiary and to any person who is or was serving at the request of the Registrant or a Subsidiary as a director, officer, partner, member, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the Registrant or a Subsidiary, to the fullest extent as the Bylaws provide with respect to the indemnification and advancement of expenses of directors and officers of the Registrant.  However, the Registrant’s obligation, if any, to indemnify or to advance expenses to any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise will be reduced by any amount such person collects as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust or other enterprise.

Under the Bylaws, the Registrant has the power to purchase and maintain insurance on behalf of itself and any person who is or was a director, officer, partner, member, employee or agent of the Registrant or a Subsidiary, or of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, against any expense, liability or loss whether or not the Registrant would have the power to indemnify such person against such expense, liability or loss under the of the General Corporation Law of the State of Delaware.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

See attached Exhibit list.

Item 9.	Undertakings.

(a)           The undersigned Registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)           to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)           to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

(iii)           to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)           That, for the purpose of determining any liabilities under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)           The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York, State of New York, on this 31st day of May, 2016.

MORGAN STANLEY (Registrant)

By:	/s/ James P. Gorman
	Name:	James P. Gorman
	Title:	Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below hereby constitutes and appoints Martin M. Cohen, Jeanne Greeley O’Regan, Tara Giannone and Jill Chesler Schwartz and each of them singly, his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement (any of which amendments may make such changes and additions to this Registration Statement as such attorneys-in-fact may deem necessary or appropriate) and to file the same, with all exhibits thereto, and any other documents that may be required in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirement of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of Registrant and in the capacities indicated as of this 31st day of May, 2016.

Signature	Title

/s/ James P. Gorman	Chairman and Chief Executive Officer (Principal Executive Officer)
James P. Gorman

/s/ Jonathan Pruzan	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
Jonathan Pruzan

/s/ Paul C. Wirth	Deputy Chief Financial Officer (Principal Accounting Officer)
Paul C. Wirth

/s/ Erskine B. Bowles	Director
Erskine B. Bowles

/s/ Alistair Darling	Director
Alistair Darling

/s/ Thomas H. Glocer	Director
Thomas H. Glocer

/s/ Robert H. Herz	Director
Robert H. Herz

/s/ Nobuyuki Hirano	Director
Nobuyuki Hirano

/s/ Klaus Kleinfeld	Director
Klaus Kleinfeld

/s/ Jami Miscik	Director
Jami Miscik

/s/ Donald T. Nicolaisen	Director
Donald T. Nicolaisen

/s/ Hutham S. Olayan	Director
Hutham S. Olayan

/s/ James W. Owens	Director
James W. Owens

/s/ Ryosuke Tamakoshi	Director
Ryosuke Tamakoshi

/s/ Perry M. Traquina	Director
Perry M. Traquina

/s/ Rayford Wilkins, Jr.	Director
Rayford Wilkins, Jr.

EXHIBIT INDEX

Certain of the following exhibits, as indicated parenthetically, were previously filed as exhibits to reports filed by Morgan Stanley under the Exchange Act and are hereby incorporated by reference to such reports. Morgan Stanley’s Exchange Act file number is 1-11758.

Number	Title of Exhibit

4.1	Morgan Stanley 2007 Equity Incentive Compensation Plan, as amended and restated March 24, 2016 (Exhibit 10.1 to Morgan Stanley’s Current Report on Form 8-K dated May 17, 2016).

4.2	Amended and Restated Certificate of Incorporation of Morgan Stanley, as amended to date (Exhibit 3.1 to Morgan Stanley’s Annual Report on Form 10-K for the year ended December 31, 2015).

4.3	Amended and Restated Bylaws of Morgan Stanley, as amended to date (Exhibit 3.1 to Morgan Stanley’s Current Report on Form 8-K dated October 29, 2015).

5*	Opinion of Shearman & Sterling LLP regarding the validity of the securities being registered.

15*	Letter of Awareness from Deloitte & Touche LLP.

23.1*	Consent of Shearman & Sterling LLP (included in Exhibit 5).

23.2*	Consent of Deloitte & Touche LLP.

24*	Powers of Attorney (included on signature page).

*	Filed herewith.